Exhibit 99.1

THARIMMUNE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

August 31, 2025
(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	$8,782,667
Prepaid expenses and other current assets	151,591
Deferred offering costs	92,168

Total current assets	9,026,426

Total assets	$9,026,426

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$870,296
Accrued expenses	1,046,057
Insurance premium financing liability	49,599
Note payable	184,139

Total current liabilities	2,150,091

Total liabilities	2,150,091

Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of August 31, 2025	-
Common stock, $0.0001 par value, 250,000,000 shares authorized, 6,809,460 shares issued and 6,809,214 shares outstanding as of August 31, 2025, respectively	681
Additional paid-in capital	49,095,404
Accumulated deficit	(42,149,785)
Treasury stock, at cost, 246 shares held in treasury as of August 31, 2025	(69,965)

Total stockholders’ equity	6,876,335

Total liabilities and stockholders’ equity	$9,026,426